UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2007

ZOLL MEDICAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	0-20225	04-2711626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 Mill Road, Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (978) 421-9655

No Change Since Last Report

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 12, 2007, ZOLL Medical Corporation (the “Company”) filed Articles of Amendment to its Restated Articles of Organization with the Secretary of the Commonwealth of Massachusetts in connection with the previously announced 2-for-1 stock split on its common stock (the “Stock Split”). As a result of the Stock Split, the par value of the Company’s common stock is changing from $0.02 per share to $0.01 per share and the authorized shares of common stock will increase from 19,000,000 to 38,000,000.

A copy of the Articles of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01 Other Events

On February 12, 2007, the Company issued a press release announcing that the payment date for the Stock Split will be February 20, 2007. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Articles of Amendment to the Restated Articles of Organization of ZOLL Medical Corporation filed with the Secretary of the Commonwealth of Massachusetts on February 12, 2007*

99.1	ZOLL Medical Corporation Press Release dated February 12, 2007*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ZOLL MEDICAL CORPORATION

February 13, 2007

By: /s/ A. Ernest Whiton

        A. Ernest Whiton

        Vice President of Administration and

        Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Articles of Amendment to the Restated Articles of Organization of ZOLL Medical Corporation filed with the Secretary of the Commonwealth of Massachusetts on February 12, 2007*

99.1	ZOLL Medical Corporation Press Release dated February 12, 2007*

*	Filed herewith